UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported):  November 9, 2009



                              LANDAUER, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)



                                 Delaware
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              (State or Other Jurisdiction of Incorporation)



             1-9788                               06-1218089
     ------------------------        ------------------------------------
     (Commission File Number)        (I.R.S. Employer Identification No.)



  2 Science Road, Glenwood, Illinois                  60425
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(Address of Principal Executive Offices)          (Zip Code)



                              (708) 755-7000
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           (Registrant's Telephone Number, Including Area Code)



                              Not Applicable
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On November 9, 2009, Landauer, Inc. completed the acquisition of all of the issued and outstanding capital stock of Global Physics Solutions, Inc. ("GPS"). GPS is based in Texas with operations throughout the Midwest and provides medical physics services to hospitals and radiation therapy centers.

      Pursuant to a stock purchase agreement by and among Landauer, GPS, the stockholders of GPS and DW Management Services, L.L.C., as the stockholders representative, Landauer purchased all of the issued and outstanding shares of preferred stock and common stock of GPS for an aggregate purchase price of $22 million in cash. This purchase price includes amounts applied by Landauer at the closing to repay all of the outstanding indebtedness of GPS and to pay certain costs and expenses incurred by GPS as a result of the transaction. Landauer also deposited $1 million of the purchase price into an escrow account to be held for a period of 18 months and applied to the settlement of the GPS stockholders' indemnification obligations, if any, in connection with the transaction.



ITEM 7.01.  REGULATION FD DISCLOSURE

      On November 9, 2009, Landauer issued a press release announcing the GPS and GDM (as described in Item 8.01 below) acquisitions. A copy of such press release is furnished as Exhibit 99.1 to this Report on Form 8-K.



ITEM 8.01.  OTHER EVENTS.

      On November 2, 2009, Landauer completed the acquisition of Gammadata Matteknik AB ("GDM"), a Swedish provider of radon measurement services, for $6.7 million in cash. GDM is based near Stockholm, Sweden and provides measurement services throughout the Scandinavian region and Europe. Landauer previously acquired a dosimetry service in Sweden, now called Landauer Persondosimetri AB.


SAFE HARBOR STATEMENT

      Certain of the information contained herein or in the exhibits furnished herewith constitute forward-looking statements that are based on assumptions and involve certain risks and uncertainties. These include the following, without limitation: assumptions, risks and uncertainties associated with Landauer's development and introduction of new technologies in general; continued customer acceptance of Landauer's technology; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats; the costs associated with Landauer's research and business development efforts; the usefulness of older technologies; the effectiveness of changes and upgrades to and costs associated with Landauer's information systems; the anticipated results of operations of Landauer and its subsidiaries or joint ventures; valuation of Landauer's long-lived assets or business units relative to future cash flows; changes in pricing of products and services; changes in postal and delivery practices; Landauer's business plans; anticipated revenue and cost growth; the risks associated with conducting business internationally; costs incurred for potential acquisitions or similar transactions; the ability of Landauer to integrate acquired businesses or to achieve the expected benefits of acquisitions; other anticipated financial events; the effects of changing economic and competitive conditions; foreign exchange rates; government regulations; accreditation requirements; changes in the trading







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market that affect the cost of obligations under Landauer's benefit plans;
and pending accounting pronouncements. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to Landauer's business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause Landauer to incur unanticipated expenses. You can find more information by reviewing the "Risk Factors"
section in Landauer's Annual Report on Form 10-K for the year ended September 30, 2008, and other reports filed by Landauer from time to time with the Securities and Exchange Commission.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

            Exhibit
            Number            Description
            -------           -----------

              99.1            Press Release dated November 9, 2009















































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                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              LANDAUER, INC.



November 12, 2009             By:   /s/ Jonathon M. Singer
                                    --------------------------
                                    Jonathon M. Singer
                                    Senior Vice President,
                                    Finance, Secretary,
                                    Treasurer and
                                    Chief Financial Officer
                                    (Principal Financial
                                    and Accounting Officer)















































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                               EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

  99.1            Press Release dated November 9, 2009






























































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